Exhibit 4.4



                                   Amendment No. 2
                                 to Rights Agreement
                                         of
                                McMoRan Oil & Gas Co.

               This Amendment No. 2 (the "Amendment") to the Rights Agreement between McMoRan Oil & Gas Co. (the "Company") and
          Mellon Securities Trust Company, as Rights Agent (the "Rights Agent"), dated May 19, 1994 by and between the Company and the Rights Agent (the "Rights Agreement") is dated and effective as of August 1, 1998.

                                 W I T N E S S E T H

               WHEREAS, Section 27 of the Rights Agreement grants the Board of Directors of the Company the exclusive power and authority to amend the Rights Agreement;

               WHEREAS, the Company intends to enter into an Agreement and Plan of Mergers ("Merger Agreement") with Freeport-McMoRan Sulphur Inc. ("FSC"), McMoRan Exploration Co. ("Parent"), and MOXY LLC and Brimstone LLC, (collectively, the "Merger Subs"), both Delaware limited liability companies wholly owned by the Parent.

               WHEREAS, the Company's Board of Directors desires to amend the Rights Agreement to permit FSC, the Parent, the Merger Subs, and the Company to enter into and consummate the transactions contemplated by the Merger Agreement without triggering the rights under the Rights Agreement.

               NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

               1. The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

                         "Acquiring Person" means any Person who,
                    together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan; provided, however, that for the purpose of determining shares of Common Stock beneficially owned by Oppenheimer Group, Inc., all shares of Common Stock beneficially owned by Oppenheimer Group, Inc. on the Distribution Date shall be excluded; and provided further, however, that none of Freeport-McMoRan Sulphur Inc., a Delaware corporation, McMoRan Exploration Co., a Delaware corporation, MOXY LLC, a Delaware limited liability company, and Brimstone LLC, a Delaware limited liability company, and their respective Subsidiaries, Affiliates, and Associates (hereinafter collectively the "Sulphur Parties") shall be deemed to be an Acquiring Person.

                    Notwithstanding the foregoing, no Person shall become an Acquiring Person if (i) such Person has become the Beneficial Owner of 15% or more of the shares of Common Stock, (ii) the acquisition by such Person of the shares that equal or exceed 15% of the shares of Common Stock was made without apparent knowledge of the potential implications of such acquisition under this Agreement and
                    (iii) either (A) within 10 days after the Company has notified such Person that the Company has become aware of such potential implications, such Person ceases to be the Beneficial Owner of 15% or more of the shares of Common Stock or (B) prior to receiving such notice such Person ceases to be the Beneficial Owner of 15% or more of the shares of Common Stock.

               2. The definition of "Beneficial Owner" and "beneficially own" in Section 1 of the Rights Agreement is hereby amended by adding an additional paragraph at the end of the definition reading as follows:

                    Notwithstanding anything in this definition of "Beneficial Owner" and "beneficially own" to the contrary, none of the Sulphur Parties, as defined in the definition of "Acquiring Person", shall be deemed to be the Beneficial Owner of, nor to beneficially own any Common Stock solely by reason of the approval, execution or delivery by any party thereto, or by reason of the amendment or consummation of, an Agreement and Plan of Mergers by and among the Company and the Sulphur Parties dated August 1, 1998 (the "Sulphur Merger Agreement").

               3. Paragraph (a) of Section 7 of the Rights Agreement is hereby amended and restated in its entirety as follows:

                    (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Section 7(d) and (e), 9(c), 11(a) and 24) in whole or in part at any time after the Distribution Date and prior to the earlier of (i) the Effective Date of the Sulphur Merger Agreement, as defined in the
                    definition   of   Beneficial   Owners    and
                    "beneficially own" in Section 1, or (ii) the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

               4. The Rights Agreement as heretofore amended is hereby further amended by adding at the end a new Section 35 reading as follows:

                    Section  35.    Sulphur  Merger  Agreement.
                    Notwithstanding anything in this Agreement to the contrary, none of the approval, execution, delivery, amendment, or consummation of the Sulphur Merger Agreement, as defined in the definition of "Beneficial Owner" and "beneficially own", or the transactions contemplated thereby or in connection therewith, shall cause (a) any of the Sulphur Parties, as defined in the definition of "Acquiring Person", to become an Acquiring Person, (b) a Stock Acquisition Date to occur, or (c) a Distribution Date to occur. Any Distribution Date that might or could otherwise occur related to the Sulphur Merger Agreement or the transactions contemplated thereby or in connection therewith under this Agreement shall be indefinitely deferred until such time as the Board of Directors may otherwise determine.

               5. The definition of the term "Flip-In" defined in the Summary of Terms is hereby amended to read in its entirety as follows:

                    If any person becomes an Acquiring Person,_ then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company's Common Stock having a market value of twice the Purchase Price.

                    "Acquiring  Person"  means  any  Person   who,
                    together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the
                    Company,  any   of  its   Subsidiaries,   any
                    employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its  Subsidiaries for  or pursuant  to
                    the  terms  of   any  such  plan;   provided,
                    however, that for the purpose of determining shares of Common Stock beneficially owned by Oppenheimer Group, Inc., all shares of Common
                    Stock  beneficially   owned  by   Oppenheimer
                    Group, Inc. on the Distribution Date shall be excluded; and provided further, however, that none of Freeport-McMoRan Sulphur Inc., a
                    Delaware  corporation,  McMoRan   Exploration
                    Co., a  Delaware  corporation,  MOXY  LLC,  a
                    Delaware  limited   liability  company,   and
                    Brimstone LLC, a Delaware limited liability company, and their respective Subsidiaries
                    Affiliates   and   Associates    (hereinafter
                    collectively the "Sulphur Parties") shall be deemed to be an Acquiring Person.

                    Notwithstanding the foregoing, no Person shall become an Acquiring Person if (i) such Person has become the Beneficial Owner of 15% or more of the shares of Common Stock, (ii) the acquisition by such Person of the shares that equal or exceed 15% of the shares of Common Stock was made without apparent knowledge of the potential implications of such acquisition under this Agreement and
                    (iii) either (A) within 10 days after the Company has notified such Person that the Company has become aware of such potential implications, such Person ceases to be the Beneficial Owner of 15% or more of the shares of Common Stock or (B) prior to receiving such notice such Person ceases to be the Beneficial Owner of 15% or more of the shares of Common Stock.

               6. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

               7. Except as specifically amended by this Amendment, the Rights Agreement shall remain in full force and effect.

               8.   Any  reference  to  "this  Agreement"  or  "the  Rights
          Agreement" shall be deemed to be a reference to the Rights Agreement as amended hereby.

               9. This Amendment, all rights hereunder and provisions hereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflict of laws.

               10. This Amendment may be executed by the parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the day and year first above written.

                                        McMoRan OIL & GAS CO.

          Attest:

          By:/s/ Michael C. Kilanowski Jr       By: /s/ Richard C. Adkerson
             ----------------------------           -----------------------
             Michael C. Kilanowski, Jr.             Richard C. Adkerson
                   Secretary                        Co-Chairman of the Board and
                                                    Chief Executive Officer

                                        MELLON SECURITIES TRUST COMPANY

          Attest:

          By:/s/ James S. McNellage             By:/s/ Nathan L. Hill
             ---------------------------           --------------------------
             Name:James S. McNellage              Name:Nathan L. Hill
             Title:Assistant Vice President       Title:Assistant Vice President